REALTOR®

EQUAL HOUSING OPPORTUNITY

NEW MEXICO ASSOCIATION OF REALTORS®
COUNTEROFFER NO. ONE – 2020

This Counteroffer is made a part of the ☑Residential ☐Commercial ☐Vacant Land ☐Farm and Ranch Purchase Agreement dated January 4 2023 between Arrived Holdings, INC, and/or Assigns

\- ("Buyer") and [redacted]

\- ("Seller") and relating to the purchase of the following Property:

9308 Cinder Pl NW — Albuquerque — 87120
Address — City — Zip Code

LT 27-P1 BLK 6 PLAT FOR SUNDORO SOUTH SUBDIVISION UNIT 5 CONT .1033 AC
Legal Description

or see metes and bounds description attached as Exhibit ______, Bernalillo County, New Mexico;

the above-described Purchase Agreement is hereinafter referred to as "Purchase Agreement".

I. INCORPORATED COUNTEROFFERS. Counteroffers that are NOT expressly referenced below are NOT incorporated into the Purchase Agreement. **Counteroffers NA are incorporated by reference into the Purchase Agreement, except as expressly modified by this Counteroffer.**

II. CHANGES TO TERMS OF PURCHASE AGREEMENT. The terms of the Purchase Agreement are changed as follows:

1. Per cover page 2, seller's broker is Robbie Faithe.

2. Per paragraph 5, earnest money to be delivered within 5 days from date of acceptance.

3. Per paragraph 6, GRT code is 02-100 - Bernalillo county. Legal description to be : LT 27-P1 BLK 6 PLAT FOR SUNDORO SOUTH SUBDIVISION UNIT 5 CONT .1033 AC

4. Kitchen refrigerator does not convey because seller has sold the refrigerator. There is currently not a refrigerator in place.

5. Close date to be 1/25/23.

6. Per paragraph 15, "loan related fees" and "buyer prepaids/escrow required by lender" marked in paragraph 15, to be removed from the contract since this is a cash purchase. Buyer to be financially responsible for appraisal fee.

7. Per paragraph 22Fiii, resolution date must be same date or a later date than objection deadline. Therefore resolution deadline to be 16 days from date of acceptance.

8. Purchase price on paragraph 2 is not legible. For clarification, purchase price to be $310,000.00.

9. Seller to be [redacted]

10. Per paragraph 19A, lead based paint does not apply since the home was built after 1978.

[redacted]

NEW MEXICO ASSOCIATION OF REALTORS®
COUNTEROFFER NO. ONE – 2020

III. UNCHANGED TERMS REMAIN THE SAME. All other terms and conditions of the Purchase Agreement not otherwise modified by this Counteroffer remain unchanged.

IV. EXPIRATION DATE/DELIVERY. This Counteroffer will expire unless acceptance is delivered in writing to ☐ Buyer or Buyer's Broker or ☑ Seller or Seller's Broker on or before 01/06/2023 at 6:00 ☐ a.m. ☑ p.m. Mountain Standard Time.

V. WITHDRAW. Unless acceptance is delivered in accordance with Section IV, this Counteroffer may be withdrawn at any time prior to the Expiration Date.

If rejecting or making a subsequent Counteroffer, party receiving this Counteroffer SHOULD NOT sign this Counteroffer; but should initial below, which indicates this Counteroffer was seen/reviewed.

RECEIVING PARTY

☐ **REJECTS & SUBMITS** Counteroffer __________ (NMAR Form 5102). **INITIALS:** __________ __________

☐ **REJECTS this Counteroffer. INITIALS:** __________ __________

BUYER AND/OR SELLER'S SIGNATURE BELOW INDICATES BUYER AND/OR SELLER'S ACCEPTANCE OF THIS COUNTEROFFER.

[redacted] Time

Buyer Signature - Date Time

[redacted] [redacted] 01/04/2023 4:51 PM

Jacqueline Robinson

[redacted]

Seller Signature -